BIG SCIENCE COMPANY

                            1999 STOCK INCENTIVE PLAN


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                               BIG SCIENCE COMPANY
                            1999 STOCK INCENTIVE PLAN
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1.   PURPOSE.
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This Plan is intended to provide employees, directors, consultants and other individuals (individually, a "Participant" and, collectively, the "Participants") rendering services to or on behalf of Big Science Company (the "Corporation") and/or one or more of its subsidiaries (individually, a "Subsidiary" and, collectively, the "Subsidiaries") an opportunity to acquire an equity interest in the Corporation. The Corporation intends to use the Plan to link the long-term interests of shareholders of the Corporation and Plan Participants, attract and retain Participants' services, motivate Participants to increase the Corporation's value, and create flexibility in compensating Participants.

The Plan allows the Corporation to reward Participants with (i) incentive stock options and/or non-qualified stock options to purchase shares of common stock of the Corporation, (ii) stock appreciation rights with respect to shares of common stock of the Corporation, (iii) shares of common stock of the Corporation, (iv) performance share awards which are designated as a specified number of shares of common stock of the Corporation and earned based on performance, and (v) performance unit awards which are designated as having a certain value per unit and earned based on performance (individually an "Award" and collectively the "Awards").

The Corporation has reserved the number of shares of common stock of the Corporation specified in Section 6(a) for purposes of the Plan.

2.   DEFINITIONS.
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     (a) "AWARD" shall mean any award granted under the Plan.

     (b) "AWARD AGREEMENT" shall mean, with respect to each Award, the signed written agreement between the Corporation and the Participant receiving the Award setting forth the terms and conditions of the Award. The general terms and conditions described in this Plan with respect to such type of Award shall be incorporated by reference into the Award Agreement and shall apply to such Award, except to the extent specifically provided otherwise in the Award Agreement.

     (c) "BOARD" shall mean the Board of Directors of the Corporation.

     (d) "CHANGE-IN-CONTROL" of the Corporation shall mean the first to occur of the following events occurring on or following the Effective Date of the Plan:

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          (i) Any Person (other than those persons in control of the corporation on the Effective Date of the Plan, a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent 25 %) or more of the combined Voting Power of the Corporation's then outstanding securities; or

          (ii) At any time after the Effective Date of the Plan, individuals who on the Effective Date constitute the Board and any subsequent Board-approved Directors cease for any reason to constitute a majority of the Board (for this purpose, a "Board-approved Director" is any Director elected or appointed after the Effective Date whose election or appointment was approved by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors at the Effective Date or whose election or appointment was previously so approved) cease for any reason to constitute a majority thereof; or

          (iii) The stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation, (B) an agreement for the sale or disposition of all or substantially all the Corporation's assets (other than as part of a reorganization excepted in Section 2(d)(iii)(C)), or (C) a merger, consolidation, or reorganization of the Corporation with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined Voting Power of the securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change-in-Control be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is either directly or indirectly an equity participant in the purchasing group (except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing group, or (ii) ownership of equity participation in the purchasing group which is otherwise not significant, as determined prior to the Change-in-Control by the Committee).

     (e) "CODE" shall mean the INTERNAL REVENUE CODE OF 1986, as amended.

     (f) "COMMITTEE" shall mean the Compensation Committee or any special committee appointed by the Board in accordance with Section 4 to administer the Plan, unless the Board, itself, administers the Plan in which event the term "Committee" shall mean the Board.

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     (g) "COMMON STOCK" shall mean the voting, $_____ par value common stock of the Corporation, as constituted on the Effective Date of the Plan, or any shares or securities into which the Common Stock may be changed, reclassified, subdivided, consolidated or converted thereafter.

     (h) "COMPENSATION COMMITTEE" shall mean the compensation committee of the Board.

     (i) "COMPETING BUSINESS" shall mean any business which is the same as or essentially the same as the Business of the Company. Should any court deem this
SECTION 2(I) to be unenforceable for any reason, the Participant and the Corporation hereby grant the court authority to amend the definition of Competing Business so that it is valid and enforceable.

     (j) "CONSULTANT" shall mean any individual who is not an Employee or Director and who has or will render services to or on behalf of the Corporation or a Subsidiary.

     (k) "CORPORATION" shall mean Big Science Company, a corporation organized under the laws of Georgia, and any successor or continuing corporation resulting from the amalgamation of the Corporation and any other corporation or resulting from any other form of corporate reorganization of the Corporation.

     (l) "DIRECTOR" shall mean a member of the Board.

     (m) "EFFECTIVE DATE" shall mean the date described in SECTION 3.

     (n) "EMPLOYEE" shall mean any individual, including an officer, who is a common law employee of the Corporation or a Subsidiary.

     (o) "EXCHANGE ACT" shall mean the SECURITIES EXCHANGE ACT OF 1934, as amended.

     (p) "EXERCISE PRICE" shall mean:

          (i) With respect to an Option, the price per Share at which the Option may be exercised, as determined by the Committee and as specified in the Participant's Award Agreement; or

          (ii) With respect to a Stock Appreciation Right, the price per Share which is the base price for determining the future value of the Stock Appreciation Right, as determined by the Committee and as specified in the Participant's Award Agreement.

     (q) "Fair Market Value" shall mean the value of one Share determined as of any specified date as follows:

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          (i) If the Shares are traded on any recognized United States securities exchange, the value per Share shall be the closing price of the Common Stock on the business day immediately preceding such specified date (or, if there are no sales on that day, the last preceding day on which there was a sale) on the principal exchange on which the Common Stock is traded;

          (ii) If the Shares are not traded on any United States securities exchange but are traded on any formal over-the-counter quotation system in general use in the United States, including without limitation the NASDAQ National Market or the NASDAQ Smallcap Market, the value per Share shall be the mean between the closing bid and closing asked quotations for the Common Stock on the business day immediately preceding such specified date (or, if there are no such quotations on that day, the last preceding day on which there were such quotations) on the principal system on which the Common Stock is traded; or

          (iii) If neither Paragraph (i) nor (ii) applies, then the value per Share shall be determined by the Board in good faith as an estimate of the value per Share a willing purchaser would pay a willing seller in an arms' length transaction with both parties having full knowledge of all relevant material facts and neither party being compelled to buy or sell. Such determination shall be conclusive and binding on all persons. The Board may engage an independent appraiser to determine the Fair Market Value of the Shares on any date.

     (r) "FOR CAUSE" shall mean the termination of a Participant's status as an Employee, a Director or Consultant (as applicable) for any of the following reasons, as determined by the Committee:

          (i) A Participant who is an Employee and who willfully fails to substantially perform the Participant's duties (other than any such failure resulting from the Participant's Total and Permanent Disability) after a written demand for substantial performance has been delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant's duties, and the Participant fails to remedy such failure within thirty (30) calendar days after receiving such notice;

          (ii) A Participant who is a Consultant and who commits a material breach of any consulting, confidentiality or similar agreement with the Corporation or a Subsidiary, as determined under such agreement;

          (iii) A Participant who is an Employee or a Consultant and who is convicted (including a trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

          (iv) A Participant who is an Employee or a Consultant and who willfully engages in gross misconduct or willfully violates a Corporation or a Subsidiary policy

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which is materially and demonstrably injurious to the Corporation and/or a
Subsidiary after a written demand to cease such misconduct or violation has been delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has violated this PARAGRAPH (IV), and the Participant fails to cease such misconduct or violation and remedy any injury suffered by the Corporation or the Subsidiary as a result thereof within thirty (30) calendar days after receiving such notice. However, no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Corporation or the Subsidiary; or

          (v) A Participant who is an Employee and who commits a material breach of any noncompetition, confidentiality or similar agreement with the Corporation or a Subsidiary, as determined under such agreement.

     (s) "INCENTIVE STOCK OPTION" shall mean an Option of the type which is described in SECTION 422(B) of THE CODE.

     (t) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is neither an Employee of the Corporation or any Subsidiary.

     (u) "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not of the type described in SECTION 422(B) of THE CODE.

     (v) "OPTION" shall mean any option which is granted pursuant to the Plan to purchase one or more Shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-qualified Stock Option.

     (w) "PARTICIPANT" shall mean any individual to whom an Award has been granted under the Plan, and such term shall include, where appropriate, a Permitted Transferee, the duly appointed conservator or other legal representative of a mentally incompetent Participant and the transferee of a deceased Participant, as provided in the Plan. If an Award is being exercised or settled by the duly appointed conservator or other legal representative of a mentally incompetent Participant or the allowable transferee of a deceased Participant, such Person shall, as a condition to such exercise or settlement, submit to the Committee evidence satisfactory to the Committee indicating the capacity in which such Person represents the Participant.

     (x) "PERFORMANCE SHARE" shall mean an Award designated as a specified number of Shares which may, in whole or in part, be earned by and paid to a Participant at the end of a performance period based on performance during that period in achieving the performance objectives specified in the Participant's Award Agreement. A Performance Share may be settled in cash or Shares, as provided in the Participant's Award Agreement.

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     (y) "PERFORMANCE UNIT" shall mean an Award designated as a specified dollar value which may, in whole or in part, be earned by and paid to the Participant at the end of a performance period based on performance during that period in achieving the performance objectives specified in the Participant's Award Agreement. A Performance Unit may be settled in cash or Shares, as provided in the Participant's Award Agreement.

     (z) "PERMITTED TRANSFEREE" shall mean, with respect to an individual to whom an Award has been granted under the Plan, the spouse or child or children of such individual or the trust or other entity established for their benefit; provided, however, that the transfer of such Award by such individual may occur only with the prior consent of the Committee which may be granted or denied in the Committee's sole discretion.

     (aa) "PERSON" shall have the meaning ascribed to such term in SECTION 3(A)(9) of THE EXCHANGE ACT and used in SECTIONS 13(D) and 14(D) thereof, including a "group" as defined in SECTION 13(D).

     (bb) "PLAN" shall mean this Big Science Company 1999 Stock Incentive Plan, as amended.

     (cc) "PYRAMIDING" shall mean a Participant's payment, in whole or in part, of the Exercise Price of an Option made by exchanging a Share(s) that the Participant had acquired pursuant to the exercise of another option during the preceding six (6) months (under this Plan or any other plan or program of the Corporation or a Subsidiary) or had otherwise acquired from the Corporation or a Subsidiary during the preceding six (6) months without paying full consideration for such Share(s).

     (dd) "RELOAD" shall mean the grant of new Options to a Participant who pays all or a portion of the Exercise Price of an Option with previously acquired Shares, with the number of new Options being equal to the number of Shares submitted by the Participant.

     (ee) "RESTRICTED PERIOD" shall mean the period of time that begins on the date hereof and extends for the period of employment of the Participant by the Company hereunder and for a period of six (6) months following the termination of such employment for any reason whatsoever; provided, however, that the Restricted Period shall expire and have no effect in the event that the Participant remains employed by the Company or one of its Subsidiaries following the one-year anniversary of any Change in Control.

     (ff) "RESTRICTED STOCK" shall mean a Share(s) of Common Stock issued to a Participant which will Vest in accordance with the conditions specified in the Participant's Award Agreement.

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     (gg) "RETIREMENT" shall mean, except as otherwise specifically provided in an Award Agreement:

          (i) A Participant's voluntary termination of employment with the Corporation and all Subsidiaries at or following "normal retirement age" (as defined in the Corporation's or the Subsidiary's qualified 401(k) retirement plan covering the Participant); or

          (ii) If there is no such plan, the Participant's voluntary termination of employment with the Corporation and, all Subsidiaries at or following age 65.

     (hh) "SHARE" shall mean one authorized share of Common Stock.

     (ii) "STOCK APPRECIATION RIGHT" OR "SAR" shall mean a right issued to a Participant to receive all or any portion of the future appreciation in the Fair Market Value of one Share over the Exercise Price of such Right. A Stock Appreciation Right may be settled in cash or Shares, as provided in the Participant's Award Agreement.

     (jj) "SUBSIDIARY" shall mean:

          (i) For purposes of granting Incentive Stock Options, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 80% or more of the voting power in one of the other corporations in such chain; and

          (ii) For all other purposes of the Plan, any business entity (other than the Corporation) in which the Corporation has an equity interest.

     (kk) "TANDEM OPTION/STOCK APPRECIATION RIGHT" shall mean an Option to purchase a specified number of Share(s) and a Stock Appreciation Right granted with respect to a specified number of Share(s) which are granted together and designated as a "Tandem Option/SAR" in the Participant's Award Agreement, whereby the exercise of either the

     (ll) "TEN PERCENT STOCKHOLDER" shall, for purposes of granting Incentive Stock Options, have the meaning ascribed to such term in CODE SECTION 422(B)(6) or in any successor provision of the Code.

     (mm) "TOTAL AND PERMANENT DISABILITY" shall mean with respect to a
          Participant:

          (i) The mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "total disability" in the principal

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long-term disability policy or plan provided by the Corporation or a Subsidiary covering the Participant; or

          (ii) If no such policy is then covering the Participant, a physical or mental infirmity which, as determined by the Committee, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice, impairs or is expected to impair the Participant's ability to substantially perform the Participant's duties for a period of at least one hundred eighty (180) consecutive days.

     (nn) "VEST" OR "VESTING" shall mean the date on which an Award becomes exercisable, payable and/or nonforfeitable, as applicable.

     (oo) VOTING POWER" shall mean the total combined rights to cast votes at and election for members of the Board.

3.   EFFECTIVE DATE.
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The Plan was adopted by the Board to be effective on the date of approval by the
Corporation's shareholders in accordance with SECTION 18.

4.   ADMINISTRATION.
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     (a)  ADMINISTRATION BY THE BOARD OR THE COMMITTEE.

          (i) The Plan shall be administered by the Board, unless the Board appoints the Compensation Committee or another Committee to administer the Plan. The Compensation Committee or any other Committee administering the Plan may, but is not required to satisfy the criteria set forth in SECTION 4(A)(II). With respect to any period during which the Board administers the Plan, the term "Committee" as used in the Plan and any Award Agreement shall mean the Board;

                  (ii) For purposes of SECTION 4(A)(I), the Committee may consist of not less than two members, each of whom shall be a "non-employee director" within the meaning of RULE 16B-3(B)(3)(I) promulgated by the Securities Exchange Commission under THE EXCHANGE ACT, and an "outside director" within the meaning of SECTION 162(M)(4)(C)(I) of THE CODE and the regulations issued thereunder.

     (b) ACTIONS OF THE COMMITTEE.

          (i) The Committee shall hold meetings at such times and places as it may determine. For a Committee meeting, if the Committee has two members, both members must be present to constitute a quorum, and if the Committee has three or more members, a majority of the Committee shall constitute a quorum. Acts by a majority of the members present at a meeting at which a quorum is present and acts

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approved in writing by all the members of the Committee shall constitute valid acts of the Committee;

          (ii) Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan, subject to the remainder of this SECTION 4(B)(II). No member shall act upon the granting of an Award to himself or herself.

     (c) POWERS OF THE COMMITTEE.

On behalf of the Corporation and subject to the provisions of the Plan and RULE 16B-3 of THE EXCHANGE ACT, the Committee shall have the authority and the sole and complete discretion to:

          (i) Prescribe, amend and rescind rules and regulations of the Plan, and, if desired, delegate authority to take actions under the Plan to the President or other appropriate officer(s) of the Corporation within the limits determined by the Committee;

          (ii)   Select Participants to receive Awards;

          (iii)  Determine the form and terms of Awards;

          (iv) Determine the number of Shares or other consideration subject to Awards;

          (v) Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Corporation or any Subsidiary;

          (vi) Construe and interpret in a consistent manner the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

          (vii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

          (viii) Determine whether an Award has been earned and/or Vested;

          (ix) Determine whether a Participant has incurred a Total and Permanent Disability;

          (x) Accelerate or, with the consent of the Participant, defer the Vesting of any Award and/or the exercise date of any Award;

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          (xi)   Determine whether a Participant's status as an Employee,
Director or Consultant of the Corporation or any Subsidiary has been terminated For Cause;

          (xii) Authorize any person to execute on behalf of the Corporation or any Subsidiary any instrument required to effectuate the grant of an Award;

          (xiii) With the consent of the Participant, reprice, cancel and reissue, or otherwise adjust the terms of an Award previously issued to the Participant;

          (xiv) Determine when an Employee's period of employment is deemed to be continued during an approved leave of absence;

          (xv) Determine when a Consultant's period of rendering service is deemed to be continuous (notwithstanding a period of interrupted service) and when a Consultant's period of rendering services has ended;

          (xvi) Determine, upon review of relevant information, the Fair Market Value of the Common Stock; and

          (xvii) Make all other determinations deemed necessary or advisable for the administration of the Plan.

     (d) COMMITTEE'S INTERPRETATION OF THE PLAN.

The Board's or the Committee's interpretation and construction of any provision of the Plan, of any Award granted under the Plan, or of any Award Agreement shall be final and binding on all persons claiming an interest in an Award granted or issued under the Plan. Neither the Committee, a member of the Committee nor any Director shall be liable for any action or determination made in good faith with respect to the Plan. The Corporation, in accordance with its bylaws, shall indemnify and defend such parties to the fullest extent provided by law and such bylaws.

5.   PARTICIPATION.
     -------------

     (a) ELIGIBILITY FOR PARTICIPATION.

Subject to the conditions of SECTION 5(B), all Employees, Directors and Consultants rendering services to the Corporation and/or any Subsidiary are eligible to be selected as Participants by the Committee. The Committee's determination of an individual's eligibility for participation shall be final.

     (b) ELIGIBILITY FOR AWARDS.

The Committee has the authority to grant Award(s) to Participants. A Participant may be granted more than one Award under the Plan.


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6.   SHARES OF STOCK OF THE CORPORATION.
     ----------------------------------

     (a) SHARES SUBJECT TO THE PLAN.

Awards granted under the Plan shall be with respect to sixty (60) million authorized but unissued or reacquired Shares of Common Stock. The aggregate number of Shares granted as Options, Stock Appreciation Rights or Restricted Shares to a Participant during the term of the Plan shall not exceed twelve (12) million Shares in a twelve (12) month period under the Plan.

     (b) AWARDS TO DIRECTORS.

No member of the Board or the Committee administering the Plan shall be eligible to be granted an Award which is not either exempt from RULE 16B-3 of the EXCHANGE ACT or may be granted under circumstances that may be permitted under RULE 16B-3 of the EXCHANGE ACT without adversely affecting any requirement of such Rule that the Plan be administered in a manner prescribed by the Rule.

     (c) ADJUSTMENT OF SHARES.

In the event of an adjustment described in SECTION 13, then (i) the number of Shares reserved for issuance under the Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, (iii) the Exercise Prices of and number of Shares with respect to which there are outstanding Stock Appreciation Rights, and (iv) any other factor pertaining to outstanding Awards shall be duly and proportionately adjusted, subject to any required action by the Board or the shareholders of the Corporation and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee.

     (d) AWARDS NOT TO EXCEED SHARES AVAILABLE.

The number of Shares subject to Awards which have been granted under the Plan at any time during the Plan's term shall not, in the aggregate at any time, exceed the number of Shares authorized for issuance under the Plan. The number of Shares subject to an Award which expires, is canceled, is forfeited or is terminated for any reason other than, and to the extent, being settled in Shares, shall again be available for issuance under the Plan.


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7.   GENERAL TERMS AND CONDITIONS OF AWARDS.
     --------------------------------------

     (a) AWARD AGREEMENTS.

Each Award shall be evidenced by a written Award Agreement which shall set forth the terms and conditions pertaining to such Award. Each Award Agreement shall specify the manner and procedure for exercising an Award, if relevant for the Award, and specify the effective date of such exercise.

     (b) NUMBER OF SHARES COVERED BY AN AWARD.

Each Award Agreement shall state the number of Shares subject to the Award, subject to adjustment of such Shares pursuant to SECTION 13.

     (c) OTHER PROVISIONS.

An Award Agreement may contain such other provisions as the Committee in its discretion deems advisable, including but not limited to:

          (i)   Restrictions on the exercise of the Award;

          (ii) Submission by the Participant of such forms and documents as the Committee may require; and/or

          (iii) Procedures to facilitate the payment of the Exercise Price of an Option under any method allowable under SECTION 16.

     (d) VESTING OF AWARDS.

Each Award Agreement shall include a Vesting schedule describing the date, event or act upon which an Award shall Vest, in whole or in part, with respect to all or a specified portion of the Shares covered by such Award.

     (e) EFFECT OF TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY ON NONVESTED AND VESTED AWARDS.

          (i) For purposes of the Plan, a Participant's status as an Employee, a Director or a Consultant shall be determined by the Committee and will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee.

          (ii) If a Participant ceases to be an Employee, a Director and/or a Consultant for any reason (A) the Participant's Award(s) which are not Vested at the time that the Participant ceases to be an Employee, a Director or a Consultant (as applicable) shall be forfeited, and (B) the Participant's Award(s) which are Vested at the

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time the Participant ceases to be an Employee, a Director or a Consultant (as applicable) shall be forfeited and/or expire on the terms specified in SECTIONS 8 through 11 (as applicable) except to the extent specifically provided otherwise in the Participant's Award Agreement.

     (f) NONTRANSFERABILITY OF AWARDS.

An Award granted to a Participant shall, during the lifetime of the Participant, be exercisable only by the Participant and shall not, except to the extent specifically provided otherwise in the Plan or in the Participant's Award Agreement, be assignable or transferable. In the event of the Participant's death, an Award is transferable by the Participant only by will or the laws of descent and distribution. Any attempted pledge, hypothecation, assignment, transfer or attachment by any creditor in violation of this Section 7(f) shall be null and void, except with the prior written consent of the Board.

     (g) MODIFICATION, EXTENSION OR RENEWAL OF AWARDS.

Within the limitations of the Plan, the Committee may, in its discretion, modify, extend or renew any outstanding Award or accept the cancellation of outstanding Award(s) for the granting of a new Award(s) in substitution therefore. Notwithstanding the preceding sentence, no modification of an Award shall:

          (i) Without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted;

          (ii) Without the consent of the Participant, cause an Incentive Stock Option previously granted to fail to satisfy all the conditions required to qualify as an Incentive Stock Option; or

          (iii) Exceed or otherwise violate any limitation set forth in the Plan.

     (h) RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder of the Corporation with respect to any Shares subject to Award until the date a stock certificate for such Shares is issued to the Participant. No adjustment shall be made for dividends (ordinary or extraordinary or whether in currency, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued.

8.   SPECIFIC TERMS AND CONDITIONS OF OPTIONS.
     ----------------------------------------

     (a) ELIGIBILITY FOR INCENTIVE STOCK OPTIONS.

Incentive Stock Options may be granted only to a Participant who is an Employee. Any Incentive Stock Option granted to a Participant who is also a Ten Percent Stockholder

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shall be subject to the following additional limitations: (i) the
Exercise Price of each Share subject to such Incentive Stock Option, when granted, is equal to or exceeds 110% of the Fair Market Value of a Share as of the date of grant, and (ii) the term of the Incentive Stock Option does not exceed five (5) years from the date of grant.

     (b) EXERCISE PRICE.

Each Award Agreement shall state the Exercise Price for the Shares to which the Option pertains, provided that the Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Shares determined as of the date the Option is granted (substituting "110%" for "100%" for any Incentive Stock Option granted to a Ten Percent Stockholder).

     (c) EXERCISE OF OPTIONS, PAYMENT OF EXERCISE PRICE, AND "NET SHARES" SETTLEMENT OF OPTIONS.

          (i) A Participant may exercise an Option only on or after the date on which the Option Vests and only on or before the date on which the term of the Option expires.

          (ii) Subject to SECTION 8(C)(III) below, a Participant exercising an Option shall pay the Exercise Price for the Shares to which such exercise pertains in full in cash (in U.S. dollars) as a condition of such exercise, unless the Committee, in its discretion, allows the Participant to pay the Exercise Price in a manner allowed under Section 16, so long as the sum of cash so paid and such other consideration equals the Exercise Price. The Committee may, in its discretion, permit the sequential exercise of an Option through Pyramiding and/or permit the grant of Reload Options.

          (iii) The Committee may, in its discretion, permit a Participant to exercise an Option without paying the Exercise Price for the Shares to which such exercise pertains, in which event the Option so exercised shall be settled in a specific number of whole Shares having an aggregate Fair Market Value equal to (A) the excess of the Fair Market Value, determined as of the date of exercise, of one Share over the Exercise Price of such Option, multiplied by (B) the number of Shares to which such exercise pertains.

     (d) TERM AND EXPIRATION OF OPTIONS.

Subject to Section 8(i), except as otherwise specifically provided in a Participant's Award Agreement, the term of an Option shall expire on the first to occur of the following:

          (i) The tenth (10th) anniversary of the date the Option was granted (for an Incentive Stock Option granted to any Participant who is a Ten Percent Stockholder, "fifth (5th) anniversary" shall be substituted for "tenth (10th) anniversary");

          (ii) The date determined under SECTION 8(E) for a Participant who ceases to be an Employee, Director or Consultant by reason of voluntary termination or involuntary termination For Cause;

          (iii) The date determined under SECTION 8(F) for a Participant who ceases to be an Employee, Director or Consultant by reason of the Participant's death;

          (iv) The date determined under SECTION 8(G) for a Participant who ceases to be an Employee, Director or Consultant by reason of the Participant's Total and Permanent Disability;

          (v) The date determined under SECTION 8(H) for a Participant who ceases to be an Employee, Director or Consultant by reason of involuntary termination other than For Cause;

          (vi)  On the closing date of a transaction described in SECTION 13(B);
or

          (vii) The expiration date specified in the Award Agreement pertaining to the Option.

     (E) VOLUNTARY TERMINATION OTHER THAN RETIREMENT AND INVOLUNTARY TERMINATION FOR CAUSE.

If a Participant ceases to be an Employee, Director or Consultant by resigning or by being Terminated For Cause, then the Participant's Options which are Vested at the time the Participant ceases to be an Employee, Director or Consultant shall expire immediately.

     (f) DEATH OF PARTICIPANT.

If a Participant dies while an Employee, Director or Consultant, any Option granted to the Participant may be exercised, to the extent it was Vested on the date of the Participant's death or became Vested as a result of the Participant's death, at any time within one (1) year after the Participant's death (but not beyond the date that the term of the Option would earlier have expired pursuant to Section 8(D) had the Participant's death not occurred).

     (g) TOTAL AND PERMANENT DISABILITY OF PARTICIPANT.

If a Participant ceases to be an Employee, Director or Consultant as a consequence of Total and Permanent Disability, any Option granted to the Participant may be exercised, to the extent it was Vested on the date that the Participant ceased to be an Employee, Director or Consultant or became Vested as a result of Participant's Total and Permanent Disability, at any time within one
(1) year after such date (but not beyond the date that the term of the Option would earlier have expired pursuant to 8(D) had the Participant's Total and Permanent Disability not occurred).

     (h) INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE.

If a Participant ceases to be an Employee, Director or Consultant upon termination by the Corporation for reasons other than For Cause, the Participant's Options which are Vested at the time the Participant is terminated may be exercised at any time within three (3) months after such date (but not beyond the date that the term of the Option would earlier have expired pursuant to 8(D)).

     (i) NON-COMPETE FORFEITURE PROVISION

The Participant agrees that during the Restricted Period, he will not (except on behalf of or with the prior written consent of the Company) within the United States, either directly or indirectly, on his behalf or in the service or on behalf of others as vice-president, senior executive or other senior level position, whether designated as an employee, Consultant or otherwise, engage in any Competing Business. Upon a determination by the Board that the Participant has violated this Non-compete Provision, all vested and non-vested Options will immediately be forfeited.

     (j) RETIREMENT.

If a Participant Retires while an Employee, Director or Consultant, any Option granted to the Participant may be exercised, to the extent it was Vested on the date of the Participant's retirement or became Vested as a result of the Participant's retirement, at any time within one (1) year after the Participant's Retirement (but not beyond the date that the term of the Option would earlier have expired pursuant to 8(D) had the Participant's Retirement not occurred.

     (k) NO DISQUALIFICATION OF INCENTIVE STOCK OPTIONS.

Notwithstanding any other provision of the Plan, the Plan shall not be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under SECTION 422 of THE CODE or, without the consent of the Participant affected, disqualify any Incentive Stock Option under SECTION 422 of THE CODE (except as provided in
Section 8(j)).

     (l) LIMITATION ON INCENTIVE STOCK OPTIONS.

The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the date of grant of such Incentive Stock Option) of all Shares with respect to which a Participant's Incentive Stock Options first become Vested during any calendar year (under the Plan and under other incentive stock option plans, if any, of the Corporation and its Subsidiaries) shall not exceed US$100,000. Any purported

Incentive Stock Options in excess of such limitation shall be recharacterized as Non-qualified Stock Options.

9.   SPECIFIC TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
     ----------------------------------------------------------

     (a) EXERCISE PRICE.

          (i) Each Stock Appreciation Right Award Agreement shall state the number of Shares to which it pertains and the Exercise Price which is the basis for determining future appreciation, subject to adjustment pursuant to SECTION 13, provided that the Exercise Price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share determined as of the date the Stock Appreciation Right is granted;

          (ii) A Stock Appreciation Right shall be issued to and exercised by a Participant without payment by the Participant of any consideration.

     (b) EXERCISE AND SETTLEMENT OF STOCK APPRECIATION RIGHTS.

          (i) A Participant may exercise a Stock Appreciation Right only on or after the date on which the Stock Appreciation Right Vests and only on or before the date on which the Stock Appreciation Right expires;

          (ii) A Participant's properly exercised Stock Appreciation Right may be settled in the form of cash (either in a lump sum payment or in installments), whole Shares or a combination thereof, as the Award Agreement prescribes.

     (c) TERM AND EXPIRATION OF STOCK APPRECIATION RIGHTS.

Except as otherwise specifically provided in a Participant's Award Agreement, the term of a Stock Appreciation Right shall expire on the first to occur of the following:

          (i)   The tenth (10th) anniversary of the date the Right was granted;

          (ii) The date determined under SECTION 9(D) for a Participant who ceases to be an Employee, Director or Consultant by reason of voluntary termination or involuntary termination For Cause;

          (iii) The date determined under SECTION 9(E) for a Participant who ceases to be an Employee, Director or Consultant by reason of the Participant's death;

          (iv) The date determined under SECTION 9(F) for a Participant who ceases to be an Employee, Director or Consultant by reason of the Participant's Total and Permanent Disability;

          (v) The date determined under SECTION 9(G) for a Participant who ceases to be an Employee, Director or Consultant by reason of involuntary termination other than For Cause;

          (vi) On the effective date of a transaction described in SECTION 13(B); or

          (vii) The expiration date specified in the Award Agreement pertaining to the Stock Appreciation Right.

     (d) VOLUNTARY TERMINATION OTHER THAN RETIREMENT AND INVOLUNTARY TERMINATION FOR CAUSE.

If a Participant ceases to be an Employee, Director or Consultant by Resigning or by being terminated For Cause, the Participant's Stock Appreciation Rights which are Vested at the time the Participant ceases to be an Employee, Director or Consultant shall expire immediately.

     (e) DEATH OF PARTICIPANT.

If a Participant dies while an Employee, Director or Consultant, any Stock Appreciation Right granted to the Participant may be exercised, to the extent it was Vested on the date of the Participant's death or became Vested as a consequence of the Participant's death, at any time within one (1) year after the Participant's death (but not beyond the date that the term of the Stock Appreciation Right would earlier have expired pursuant to Section 9(c) had the Participant's death not occurred).

     (f) TOTAL AND PERMANENT DISABILITY OF PARTICIPANT.

If a Participant ceases to be an Employee, Director or Consultant as a consequence of Total and Permanent Disability, any Stock Appreciation Right granted to the Participant may be exercised, to the extent it was Vested on the date that the Participant ceased to be an Employee or became Vested as a consequence of the Participant's Total and Permanent Disability, at any time within one (1) year after such date (but not beyond the date that the term of the Stock Appreciation Right would earlier have expired pursuant to 9(c) had the Participant's Total and Permanent Disability not occurred).

     (g) INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE.

If a Participant ceases to be an Employee, Director or Consultant upon termination by the Corporation for reasons other than For Cause, the Participant's Stock Appreciation Rights which are Vested at the time the Participant is terminated may be exercised at any time within three (3) months after such date (but not beyond the date that the term of the Stock Appreciation Rights would earlier have expired pursuant to 9(C)).

     (h) RETIREMENT.

If a Participant Retires while an Employee, Director or Consultant, the Participant's Stock Appreciation Rights which are Vested at the time the Participant retires may be exercised at any time within twelve (12) months after such date (but not beyond the date that the term of the Stock Appreciation Rights would earlier have expired pursuant to 9(C).

10.  SPECIFIC TERMS AND CONDITIONS OF RESTRICTED STOCK.
     -------------------------------------------------

     (a) PURCHASE PRICE.

          (i) Each Award Agreement shall state the number of Shares of Restricted Stock to which it pertains and the purchase price per Share, if any, that the Participant paid for such Shares, subject to adjustment pursuant to
SECTION 13;

          (ii) A Share of Restricted Stock may be issued to a Participant with or without payment by the Participant of any consideration (other than past and/or future services), unless the Participant is required, pursuant to the related Award Agreement, to pay a minimum purchase price, such as par value, for such Shares.

     (b) FORFEITURE OF RESTRICTED STOCK.

If a Participant's status as an Employee, Director or Consultant terminates for any reason, any Share of Restricted Stock which was not Vested or did not become Vested as the result of the Participant's termination shall be forfeited immediately.

     (c) CERTIFICATES REPRESENTING NON-VESTED SHARES OF RESTRICTED STOCK.

As a condition to receiving an Award of Restricted Stock which are not Vested, the Participant shall duly execute a "power of attorney" or a form of "stock power" provided by the Corporation with respect to such Shares authorizing the re-transfer, without any further action by the Participant, to the Corporation any Shares which may be forfeited by the Participant. The Corporation shall retain the stock certificate evidencing such Shares until the Shares are Vested. If, in the opinion of the Corporation and its counsel, the retention of the stock certificate representing such Restricted Stock is no longer required, the Corporation shall deliver to the Participant a stock certificate representing such Shares, bearing such restrictive legends as are required or may be deemed advisable under the Plan or the provisions of any applicable law.

     (d) LEGENDS.

Stock certificates evidencing Restricted Stock shall bear a restrictive legend noting the forfeiture provisions attached to such Shares and such other restrictive legends as are required or may be deemed advisable by the Committee under the Plan or the provisions of any applicable law.

11.  PERFORMANCE SHARES AND PERFORMANCE UNITS.
     ----------------------------------------

     (a) NUMBER OF SHARES COVERED BY A PERFORMANCE SHARE AWARD.

Each Performance Share Award Agreement shall state the number of Shares to which it pertains, subject to adjustment pursuant to SECTION 13.

     (b) VALUE AND CRITERIA OF A PERFORMANCE UNIT AWARD.

Each Performance Unit Award Agreement shall state the value of such Award (in U.S. dollars) and the specific performance objectives necessary to Vest such Award.

     (c) PURCHASE PRICE.

A Performance Share and a Performance Unit shall be issued to a Participant without payment by the Participant of any consideration (other than past and/or future services).

     (d) SETTLEMENT OF A PERFORMANCE SHARE AND A PERFORMANCE UNIT.

Following the end of the performance period applicable to a Performance Share or a Performance Unit and the Committee's determination of the extent to which the Award Vests, the Award shall be settled in the form of cash (either in a lump sum payment or in installments), whole Shares or a combination thereof, as the Award Agreement prescribes.

     (e) TERM AND EXPIRATION OF PERFORMANCE SHARES AND PERFORMANCE UNITS.

Except as otherwise specifically provided in a Participant's Award Agreement, the term of a Performance Share and Performance Unit shall expire on the first to occur of the following events:

          (i) The date determined under SECTION 11(F) for a Participant who ceases to be an Employee, Director or Consultant for any reason;

          (ii) On the effective date of a transaction described IN SECTION 13(B); or

          (iii) The expiration date specified in the Award Agreement pertaining to the Performance Share or the Performance Unit.

     (f) FORFEITURE OF PERFORMANCE SHARES AND PERFORMANCE UNITS.

If a Participant status as an Employee, Director or Consultant terminates for any reason, any Performance Share and Performance Unit which was not Vested or did not become Vested as the result of the Participant's termination shall be forfeited immediately.

12.  TERM OF PLAN.
     ------------

Awards may be granted pursuant to the Plan through the period commencing on the Effective Date and ending on the tenth (10th) anniversary of the Effective Date at 11:59 p.m. All Awards which are outstanding on such date shall remain in effect until they are exercised or expire by their terms. The Plan shall expire for all purposes on the twentieth (20th) anniversary of the Effective Date at 11:59 p.m. The Board is authorized to extend the Plan for an additional term at any time; however, no Incentive Stock Options may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan, unless an extension is approved by the shareholders of the Corporation within one (1) year of such extension.

13.  RECAPITALIZATION, DISSOLUTION AND CHANGE OF CONTROL.
     ---------------------------------------------------

     (a) RECAPITALIZATION.

Notwithstanding any other provision of the Plan to the contrary, but subject to any required action by the stockholders of the Corporation and compliance with any applicable securities laws, the Committee, in its sole discretion, shall make any adjustments to the class and/or number of Shares covered by the Plan, the number of Shares for which each outstanding Award pertains, the Exercise Price of an Option, the Exercise Price of a Stock Appreciation Right, and/or any other aspect of this Plan to prevent the dilution or enlargement of the rights of Participants under this Plan in connection with any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, stock split, reverse stock split, recapitalization, combination, or reclassification or any other event which results in an increase or decrease in the number of issued Shares without receipt of adequate consideration by the Corporation (as determined by the Committee). The conversion of any convertible securities of the Corporation shall not be deemed to have been issued without adequate consideration.

     (b) DISSOLUTION, MERGER, CONSOLIDATION, OR SALE OR LEASE OF ASSETS.

In connection with a Change-in-Control of the Corporation described in SECTION 2(D)(III), each Award shall expire immediately prior to the closing date of such transaction, provided that the Committee shall, to the extent possible considering the timing of the transaction, give at least thirty (30) days' prior written notice of such event to any Participant who shall then have the right to exercise his or her Vested Awards (as an Award Agreement may provide) prior to the closing date of such transaction, subject to earlier expiration pursuant to SECTIONS 8 through 11, as applicable. The preceding sentence shall not apply if the Change-in-Control of the Corporation is described in SECTION 2(D)(III)(C) and the surviving entity agrees to assume outstanding Awards.

     (c) DETERMINATION BY THE COMMITTEE.

All adjustments described in this SECTION 13 shall be made by the Committee and shall be conclusive and binding on all persons.

     (d) LIMITATION ON RIGHTS OF PARTICIPANTS.

Except as expressly provided in this SECTION 13, no Participant shall have any rights by reason of any reorganization, dissolution, Change-in-Control, merger or acquisition. Any issuance by the Corporation or any Subsidiary of Awards shall not affect, and no adjustment by reason thereof shall be made with respect to, any Awards previously issued under the Plan.

     (e) NO LIMITATION ON RIGHTS OF CORPORATION.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation or any Subsidiary to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.  SECURITIES LAW REQUIREMENTS.
     ---------------------------

     (a) LEGALITY OF ISSUANCE.

No Share shall be issued upon the exercise of any Award unless and until the Committee has determined that:

          (i) The Corporation, its Subsidiaries and the Participant have taken all actions required to register the Shares under THE SECURITIES ACT OF 1933, as amended (THE "ACT"), or to perfect an exemption from registration requirements of the Act, or to determine that the registration requirements of THE ACT do not apply to such exercise;

          (ii) Any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied; and

          (iii) Any other applicable provision of state, federal or foreign law has been satisfied.

As a condition to the issuance of any Share pursuant to an Award or the transfer of such Share, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such issuance or transfer will not be in violation of the Act or any other applicable securities laws or that such issuance or transfer has been duly registered under federal and all applicable state securities laws. The Corporation shall not be liable to any party for damages due to a delay in the delivery or issuance of any stock certificate for any reason.

     (b) RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF PARTICIPANT; LEGENDS.

Regardless of whether the offering and sale of Shares under the Plan have been registered under the Act or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of THE ACT, the securities laws of any state, or any other law. If the offering and/or sale of Shares under the Plan is not registered under THE ACT and the Corporation determines that the registration requirements of THE ACT apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with THE ACT, and to make such other representations, to execute such documents and to provide the Corporation with such information as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which THE ACT applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). THEY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER EITHER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR THE REGISTRATION PROVISIONS OF THE ACT DO NOT APPLY TO SUCH PROPOSED TRANSFER.

Any determination by the Corporation, its Subsidiaries and its counsel in connection with any of the matters set forth in this SECTION 14 shall be conclusive and binding on all persons.


     (c) REGISTRATION OR QUALIFICATION OF SECURITIES.

The Corporation and/or its Subsidiaries may, but shall not be obligated to, register or qualify the offering or sale of Shares under the Act or any other applicable law.

     (d) EXCHANGE OF CERTIFICATES.

If, in the opinion of the Corporation, its Subsidiaries and its counsel, any legend placed on a stock certificate representing Shares issued pursuant to the Plan is no longer required, the Participant or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

15.  AMENDMENT OF THE PLAN.
     ---------------------

The Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment deemed necessary or advisable to qualify the Awards under rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") with respect to Participants who are subject to the provisions of SECTION 16 of the EXCHANGE ACT, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, with or without approval of the stockholders of the Corporation, but if any such action is taken without the approval of the Corporation's stockholders, no such revision or amendment shall:

     (a) Increase the number of Shares subject to the Plan, other than any increase pursuant to SECTION 13;

     (b) Change the designation of the class of persons eligible to receive Awards; or

     (c) Amend this SECTION 15 to defeat its purpose.

No amendment, termination or modification of the Plan shall, without the consent of a Participant, adversely affect the Participant with respect to any Award previously granted to the Participant.

16.  PAYMENT FOR SHARE PURCHASES.
     ---------------------------

Payment of the Exercise Price for any Shares purchased pursuant to the Plan may be made in cash (in U.S. dollars) or, where expressly approved for the Participant by the Committee, in its discretion, and where permitted by law:

     (a) By check;

     (b) By wire transfer of immediately available funds;

     (c) By cancellation of indebtedness of the Corporation or a Subsidiary to the Participant;

     (d) By surrender of Shares that either: (A) have been owned by the Participant for more than six months (unless the Committee permits a Participant to exercise an Option by Pyramiding, in which event the six months holding period shall not apply) and have been "paid for" within the meaning of SEC RULE 144 (and, if such shares were purchased from the Corporation or a Subsidiary by use of a promissory note, such note has been fully paid with respect to such Shares); or (B) were obtained by the Participant in the public market, in each case subject to applicable holding period and distribution restrictions required by the Act and the Exchange Act;

     (e) By waiver of compensation due or accrued to Participant for services rendered;

     (f) With respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation's stock exists:

          (i) Through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price and any applicable withholding taxes directly to the Corporation or a Subsidiary; or

          (ii) Through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price and any applicable withholding taxes directly to the Corporation or a Subsidiary; or

     (g) By any combination of the foregoing and/or by any other method approved by the Committee.

17.  APPLICATION OF FUNDS.
     --------------------

The proceeds received by the Corporation and its Subsidiaries from the sale of Common Stock pursuant to the exercise of an Option or in any other manner with respect to any Award shall be used for general corporate purposes.

18.  APPROVAL OF SHAREHOLDERS.
     ------------------------

The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan by the Board. Prior to such approval, Awards may be granted but may not be exercised or settled. Pursuant to Section 15, certain amendments shall also be subject to approval by the Corporation's shareholders.

19.  WITHHOLDING OF TAXES.
     --------------------

     (a) GENERAL.

Whenever Shares are to be issued under the Plan, the Corporation or a Subsidiary may require, as a condition to such issuance of Shares, the Participant to remit to the Corporation or such Subsidiary, from any source, an amount sufficient to satisfy foreign, federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy foreign, federal, state, and local withholding tax requirements.

     (b) STOCK WITHHOLDING.

When, under applicable tax laws, a Participant incurs a tax liability in connection with the issuance of Shares under the Plan and the Participant is obligated to pay the Corporation or a Subsidiary the amount required to be withheld, the Participant may elect to satisfy the minimum withholding tax obligation by having the Corporation or such Subsidiary withhold from the Shares to be issued the specific number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

          (i)   The election must be made on or prior to the applicable Tax
Date;

          (ii) Once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made; and

          (iii) All elections shall be subject to the consent or disapproval of the Committee.

20.  RIGHTS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT.
     ---------------------------------------------

The Plan shall not be construed to give any individual the right to remain in the employ of the Corporation (or a Subsidiary) or to affect the right of the Corporation (or such Subsidiary) to terminate such individual's status as an Employee, Director or Consultant at any time, with or without cause. The grant of an Award shall not entitle the Participant to, or disqualify the Participant from, participation in the grant of any other Award under the Plan or participation in any other plan maintained by the Corporation or any Subsidiary.

21.  RESTRICTIONS ON SALE AND TRANSFER.
     ---------------------------------

Each Participant agrees not to pledge, mortgage, hypothecate or otherwise encumber or assign as security any of the Stock without the prior written consent of all the other Employees. Each Participant further agrees not to sell, transfer or assign any of the Stock to any person or entity not a party to this Agreement, without the prior written consent of all of the other Employees or, in the absence of such consent, only in accordance with the following terms and conditions:

        (i) Any Participant desiring to sell, transfer or assign all or any portion if his Stock (the "Selling Stockholder") shall first receive a bona fide written offer for the purchase of the number of shares of the Stock that he desires to sell, transfer or assign (the "Offered Stock"). The Selling Stockholder shall then send a written notice to the Corporation and to all the other stockholders, offering all of the Offered Stock to the Corporation at the price and on the terms and conditions set forth in such bona fide offer, and to the extent such offer is not accepted by the Corporation, then for purchase proportionately by the other stockholders, or upon such other basis as they mutually agree, at the same price and on the same terms and conditions. Such notice shall contain a signed copy of the bona fide offer to purchase the Offered Stock, as well as the full name and address of the proposed purchaser, and shall state that all of the Offered Stock is offered for purchase within the periods provided in subsections 21(II) and 21(IV)) hereof.

        (ii) Within thirty (30) days after the date of mailing of the last copy of such offer a special meeting of the stockholders of the Corporation shall be held in accordance with the applicable provisions of the Corporation's By-Laws then in effect. At such meeting the stockholders shall decide by majority vote whether and to what extent such offer shall be accepted by the Corporation, which decision shall, either at such meeting or promptly thereafter and within such thirty (30) day period, be communicated by written notice to the Selling Stockholder. If the Corporation accepts the offer to purchase all the Offered Stock, the notice shall specify a date for the closing no later than thirty (30) days after the notice of such acceptance is given to the Selling Stockholder, or at such other place and date within the thirty (30) day period as the Selling Stockholder and the Corporation may agree. It is understood and agreed that in lieu of an actual meeting of the stockholders, all of the stockholders may sign a unanimous written consent evidencing their decision in regard to the Selling Stockholder's offer. The Selling Stockholder shall not be entitled to vote as a stockholder or director of the Corporation on the question of whether or to what extent the Corporation shall accept such offer, but he shall attend such meeting of the stockholders and related meeting of directors called for the purpose of considering the same and, if requested, shall sign any written consent of the directors or stockholders for the purpose of authorizing and implementing the decision of the other directors or stockholders with regard to such offer.

        (iii) At the closing, the Corporation shall purchase the Offered Stock on the same terms and conditions contained in the bona fide offer, and the Selling Stockholder shall deliver the certificates representing the Offered Stock to the Corporation with all applicable transfer stamps, if any, affixed and duly endorsed for transfer, with full warranties of title and free and clear of any and all claims, liens and encumbrances (except any encumbrances or restrictions arising pursuant to this Agreement or any applicable state or federal securities laws), and each party shall execute and deliver all documents necessary or desirable to effectuate such transfer and purchase. The amount of any indebtedness of the Selling Stockholder to the Corporation outstanding at the time of the closing shall be credited against the purchase price.

        (iv) If or to the extent the Corporation does not accept such offer within the required thirty (30) day period, the other stockholders shall have an additional fifteen (15) day period, commencing with date the Corporation's notice in response to the offer is sent to the Selling Stockholder or, if no response is given, on the thirtieth (30th) day following the date on which the last copy of the Selling Stockholder's offer is mailed in accordance with SECTION 21(I) above, to purchase on a pro rata basis or on such other basis as they may agree, all or any part of the Offered Stock on the same terms and conditions as provided in the bona fide offer. Any Offered Stock which an Investor Stockholder does not elect to purchase may be purchased by the other non-selling stockholders. The non-selling stockholders shall exercise this election to purchase by giving the Selling Stockholder and the Corporation written notice thereof. The notices shall state that the closing shall be held a the Corporation's principal place of business on the tenth (10th) business day following the above fifteen (15) day period or at such other place and date no later than the end of the ten (10) business day period, as the Selling Stockholder, the Participant and the Corporation may agree. At the closing, the purchasing Participant and, if applicable, the Corporation shall purchase the Offered Stock on the same terms and conditions contained in the bona fide offer, and the Selling Stockholder shall deliver the certificates representing the Offered Stock to the purchasing Participant and if applicable, to the Corporation, with all applicable transfer stamps, if any, affixed and duly endorsed for transfer, with full warranties of title and free and clear of any claims, liens and encumbrances (except any encumbrances or restrictions arising pursuant to this Agreement or any applicable state or federal securities laws), and each party shall execute and deliver all documents necessary or desirable to effectuate such transfer and purchase. The amount of any indebtedness of the Selling Stockholder to the Corporation outstanding at the time of the closing shall be credited against the purchase price.

        (v) Notwithstanding the above, if the Selling Stockholder's offer is not accepted by the Corporation or the non-selling stockholders as to all of the Offered Stock within the time periods provided above, the Selling Stockholder shall not be obligated to sell any of the Offered Stock to the Corporation or the other stockholders as provided above and shall be free for a period of ninety (90) days thereafter to sell, transfer or assign all of the Offered Stock at the price and on the terms set forth in the bona fide offer to the person making such offer.

        (vi) If or to the extent the Offered Stock is not sold to the other bona fide offer on the terms and conditions set forth in the bona fide offer within the last stated ninety (90) day period, then the restrictions provided in this Section shall again become effective with respect to all of the Stock, and no such transaction may be made thereafter by any stockholder with any person or entity no a party to this Plan without the unanimous written consent of all of the other stockholders or without again reoffering the Stock in accordance with the foregoing terms and conditions.

22.  NOTICES.
     -------

Any notice to be provided by one party to the other party under this Plan shall be deemed to have been duly delivered to the other party (i) on the date such notice is delivered at the address provided in a Participant's Award Agreement or at such other address as the party may notify the other party in writing at any time, or (ii) on the date such notice is deposited in the United States mail as first class mail, postage prepaid if addressed to the party at the address provided in a Participant's Award Agreement or at such other address as the party may notify the other party in writing at any time. For the purposes of clause (i), the term "delivered" shall include hand delivery, delivery by facsimile, and delivery by electronic mail.

24.  MISCELLANEOUS.
     -------------

     (a) UNFUNDED PLAN.

The Plan shall be unfunded and the Corporation and its Subsidiaries shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

     (b) NO RESTRICTIONS ON OTHER PROGRAMS.

Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plan may be either generally applicable or applicable only to specific classes.

     (c) GOVERNING LAWS.

The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or Award Agreement to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia, in the County of the principal offices of the Corporation, to resolve any and all issues that may arise out of or relate to the Plan and any related Award Agreement.

     (d) ATTORNEY'S FEES.

In the event that a Participant or the Corporation or any Subsidiary brings an action to enforce the terms of the Plan or any Award Agreement and the Corporation or such Subsidiary prevails, the Participant shall pay all costs and expenses incurred by the Corporation and such Subsidiary in connection with that action, including reasonable attorney's fees, and all further costs and fees, including reasonable attorney's fees, incurred by the Corporation and such Subsidiary in connection with collection.

     (e) INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION.

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in effect.

     (k) NO FRACTIONAL SHARES.

      No fractional Shares may be issued under the Plan. The Committee shall determine whether to disregard any fractional Share, round-up to the next higher Share, or round-down to the next lower Share.

                                 NON-QUALIFIED
                             STOCK OPTION AGREEMENT

This Agreement is made as of the day of ________________, 2000 (the "Date of Grant") by and between BIG SCIENCE COMPANY, a Georgia corporation (the "Corporation"), and __________________________ (the "Participant").

To carry out the purposes of the Big Science Company 1999 Stock Incentive Plan (the "Plan") by affording the Participant the opportunity to purchase the number of Shares of Common Stock of the Corporation as set forth herein, the Corporation and the Participant hereby agree as follows:

1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Participant the right and option (the "Option") to purchase all or any part of the number of Shares of Stock set forth below the Participant's name on the signature page hereof, on the terms and conditions set forth herein and in the Plan. This Option is not an incentive stock option within the meaning of SECTION 422(B) of the INTERNAL REVENUE CODE OF 1986, as amended (the "Code").

2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $_____ per Share.

3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Corporation, at any time and from time to time, but only to the extent this Option is then Vested and exercisable.

4. VESTING OF OPTION. This Option shall become Vested and exercisable over a five (5) year period at the rate of 20% per year, commencing on the first anniversary of the Date of Grant, subject to Section 5 hereof regarding the accelerated Vesting of the Option. If the Participant status as an Employee of the Corporation terminates, the Participant's Vested interest in the Option shall be determined as of such termination date and the extent to which Section 5 accelerates the Vesting of the Option shall be determined only with respect to events occurring on or before such termination date.

5.    ACCELERATED VESTING OF OPTION.

      (a) VESTING IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE CORPORATION. The Option shall become Vested and exercisable with respect to 100% of the Shares of Stock subject to the Option on the effective date of the sale of substantially all the assets of the Corporation, provided the Participant's status as an Employee of the Corporation has not terminated on or before the effective date of such sale.

      (b) VESTING IN CONNECTION WITH THE LIQUIDATION OF THE CORPORATION. The Option shall become Vested and exercisable with respect to 100% of the Shares of Stock subject to the Option on the date the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, provided the Participant's status as an Employee of the Corporation has not terminated on or before the date of such shareholder vote.

      (c) NO ACCELERATED VESTING UPON A MERGER. If a Change-in-Control of the Corporation as described in Section 2(d)(iii)(C) of the Plan occurs, Vesting of the Option will not be accelerated whether or not the surviving entity assumes the Option.

6. TRANSFERABILITY. The Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution.

7. PERIOD OF EXERCISE OF OPTION. The Option may be exercised only by Participant during the Participant's lifetime and only while the Participant is an Employee of the Corporation, except that:

      (a) If the Participant's status as an Employee of the Corporation terminates by reason of death or Total and Permanent Disability, the Option may be exercised by Participant (or his estate or the person who acquires this Option by bequest or inheritance or by reason of death of the Participant) at any time during the period of twelve
            (12) months following the date of such termination, but only as to the number of Shares subject to the Option which are or become Vested and exercisable on such date.

      (b) If the Participant's status as an Employee of the Corporation terminates by any reason other than death, Total and Permanent Disability or For Cause, the Option may be exercised by Participant at any time during the period of three (3) months following the date of such termination, but only as to the number of Shares subject to the Option which are or become Vested and exercisable on such date.

      (c) If the Participant's status as an Employee of the Corporation terminates For Cause, the Option shall be forfeited immediately upon notice to the Participant of such termination and may not be exercised thereafter.

8. EXPIRATION OF OPTION. The Option shall expire on the tenth (10th) anniversary of the date of grant, subject to any earlier expiration as provided in the Plan.

9. EXERCISE OF OPTION AND PAYMENT OF EXERCISE PRICE. The Option may be exercised by duly delivering to the agent of the Corporation specified in or pursuant to the Plan a properly completed form of exercise (as provided by the Plan Administrator for this purpose) prior to the date the Option is forfeited, expires or otherwise becomes unexercisable. The Exercise Price shall be paid in full in cash at the time of such exercise or, if the Plan Administrator permits, payment may be made, in whole or in part, in any other manner allowable under the Plan. Unless and until a certificate or certificates representing such shares shall have been issued by the Corporation to him, the Participant (or the person permitted to exercise this Option in the event of the Participant's death) shall not be or have any of the rights or privileges of a stockholder of the Corporation with respect to shares acquirable upon the exercise of this Option.

10. STATUS OF STOCK. The Corporation has not registered for issue under the Securities Act of 1933, as amended (the "Act") the Shares of Stock subject to this Award Agreement. No sale or disposition of Shares of Stock acquired upon exercise of this Option shall be made unless all of the provisions of SECTION 14(B) of the Plan have been satisfied.

      The certificates representing Shares of Stock acquired under this Option shall bear such legends as the Committee administering the Plan deems appropriate, referring to the provisions of this SECTION and SECTION 14(B) of the Plan.

11. SHARES ALSO SUBJECT TO SHAREHOLDERS AGREEMENT. The Shares of the Restricted Stock subject to this Award Agreement are also subject to a Shareholders Agreement, a copy of which is on file with the Corporation.

12. WITHHOLDING OF TAX. Upon an exercise of this Option, the Corporation may be required to withhold United States federal, state and local tax with respect to the realization of compensation pursuant to such exercise. The Corporation is hereby authorized to satisfy any such withholding requirement out of (i) any cash distributable upon such exercise, and (ii) any other cash compensation then or thereafter payable to the Participant. To the extent that the Corporation in its sole discretion determines that such sources are or may be insufficient to fully satisfy such withholding requirement, the Participant, as a condition to the exercise of this Option, shall deliver to the Corporation cash in an amount determined by the Corporation to be sufficient to satisfy any such withholding requirement.

13. PAYMENT OF TRANSFER TAXES, FEES AND OTHER EXPENSES. The Corporation agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of this Option, together with any and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Corporation and all persons lawfully claiming under the Participant.

15. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at 4555 Mansell Road, Suite 300, Alpharetta, Georgia 30022, and to the Participant at the address set forth on the last page of this Agreement or at such other address as either party may hereafter designate in writing to the other.

16. LAWS APPLICABLE TO CONSTRUCTION. This Option has been granted, executed and delivered in the State of Georgia, and the interpretation, performance and enforcement of this Agreement, shall be governed by the laws of the State of Georgia, as applied to contracts executed in and performed wholly within the State of Georgia.

17. INTERPRETATION. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. Capitalized terms not otherwise defined here.

18. HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

19. AMENDMENT. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.


IN WITNESS THEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has executed this Agreement, all on the day and year first above written.

                                                        BIG SCIENCE COMPANY


                                 By: ______________________________________

                                 Its:  ____________________________________


                                 PARTICIPANT

                                 Name of Participant:______________________

                                 No. of SHARES:____________________________

                                 ADDRESS: _________________________________

                                 __________________________________________

                                 __________________________________________

                                 Signature of Participant:

                                 __________________________________________